CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Invesco Senior Loan Fund of our report dated April 29, 2020 relating to the financial statements and financial highlights, which appears in Invesco Senior Loan Fund’s Annual Report on Form N-CSR for the year ended February 29, 2020. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Highlights,” and “Financial Statements” in such Registration Statements.

/s/PricewaterhouseCoopers LLP

Houston, Texas

June 26, 2020